EXHIBIT 10.54



                           SOFTWARE LICENSE AGREEMENT

THIS AGREEMENT is made and effective as of the 1st day of February, 2007 (the "Effective Date"), by and between Performance Health Technologies, Inc., a Delaware corporation with offices at 427 River View Plaza, Trenton, New Jersey 08611 (hereinafter referred to as "PHT") and StayHealthy, Inc., a Delaware corporation with offices at 300 Elfwood Drive, Monrovia, CA 91016 (hereinafter referred to as "STAYHEALTHY").

                              W I T N E S S E T H:

WHEREAS, STAYHEALTHY desires to include PHT's proprietary technology platform known under the trademarked name "MotionTrack" in health care kiosks that are being manufactured, marketed and maintained through STAYHEALTHY's partnership with International Business Machines ("IBM") (the "Kiosks") to be developed and placed by STAYHEALTHY in health clubs, schools, retail stores and homes; and

WHEREAS, the MotionTrack(TM) technology is incorporated into PHT's Core:Tx(R) system, units of which shall be installed and incorporated into the Kiosks; and

WHEREAS, PHT desires to license the MotionTrack(TM) Software (as defined below) to STAYHEALTHY for such purpose on the terms and conditions set forth herein.

NOW, THEREFORE, STAYHEALTHY and PHT agree as follows:

1.        AGREEMENT

Subject to the terms hereof, PHT hereby grants to STAYHEALTHY and, to the extent necessary to manufacture, market and maintain the Kiosks, to STAYHEALTHY's licensee IBM, a non-transferable and non-exclusive license within the United States of America to use the MotionTrack(TM) Software and the Core:Tx(R) Units (as defined below) in the Kiosks for the purpose of measuring a user's range of motion (the "Field of Use"). PHT agrees that during the term of this Agreement, it shall not license the MotionTrack(TM) Software to any other person or entity that markets or plans to market a device that is similar to, and may reasonably be considered to be competing with, the Kiosks.

2.       DEFINITIONS

As used in this Agreement:

A. "Affiliate" means any corporation which, directly or indirectly, controls or is controlled by or is under common control with a party. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation through the ownership of voting securities.

B. "Agreement" means this Software License Agreement and any and all Attachments, Exhibits and Schedules hereto.

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D. "Day" or "days" means calendar days unless otherwise specified.

E. "Core:Tx(R) Units" or "Units" means all transceivers, base stations, straps, hardware, and manuals designed to be used with the application for the MotionTrack(TM) Software to be used in the Kiosks.

F. "Motiontrack(TM) Software" means PHT's proprietary measurement software package and wireless motion and position sensing system known under the trademarked name "MotionTrack", including (a) all of its computer programs including, without limitation, software application programs, files, or interfaces to operating systems and (b) all of its supporting documentation for such computer programs, including, without limitation, input and output formats, program listings, narrative descriptions, operating instructions and procedures, user documentation, referral forms and source code and (c) all of the tangible media upon which such programs are recorded, including, without limitation, tapes, disks and diskettes.

Other capitalized terms used in this Agreement are defined in the context in which they are used and shall have the meanings therein indicated.

3.       TERM/TERMINATION

The term of this Agreement will begin as of the Effective Date, and will continue for a period of three (3) years unless earlier terminated as set forth herein. After that date, this Agreement shall continue on a year to year basis, unless either party terminates by notice given to the other at least sixty (60) days before the end of the then current term.

A. STAYHEALTHY's Termination Rights

STAYHEALTHY shall have the right to terminate this Agreement:

(i) for cause if PHT is in material breach of any of its obligations hereunder provided STAYHEALTHY has first given PHT written notice specifying the nature of such alleged breach in reasonable detail and PHT has failed to remedy the breach within 30 days of such notice, if such breach is susceptible to cure;

(ii) as set forth in paragraph 5(b).

B. PHT's Termination Rights

PHT shall have the right to terminate this Agreement (i) for nonpayment if any payment due hereunder shall be more than thirty (30) days overdue or (ii) if STAYHEALTHY is in material breach of any of its non-payment obligations hereunder provided PHT has first given STAYHEALTHY written notice specifying the nature of such alleged breach in reasonable detail and STAYHEALTHY has failed to remedy the breach within thirty (30) days of such notice, if such breach is susceptible to cure.

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Upon any termination of this Agreement, PHT, with the assistance and cooperation of STAYHEALTHY, shall be entitled to remove from the Kiosks, or otherwise render inoperable, all of the Core:Tx(R) Units previously installed pursuant to this Agreement. In addition, STAYHEALTHY agrees to return to PHT any and all copies (on tape, disc, etc.) of the MotionTrack(TM) Software in its possession.

4.     PHT OBLIGATIONS

During the period of this Agreement:

A. PHT will provide STAYHEALTHY and IBM with technical support as follows: for a period of sixty (60) days from the date of installation of a Core:Tx(R) Unit, a service representative from PHT will be available by toll-free telephone during regular business hours (9 a.m. - 5 p.m. Eastern time, except for weekends and holidays) to resolve any customer issues with the Unit. For a period of one year from the date of installation, the Unit shall be covered by the product warranty set forth in paragraph 9 below.

B. PHT will be responsible, at its sole cost and expense, for all initial modifications to the MotionTrack(TM) Software necessary to ensure that it is compatible with the software currently used in the Kiosk (as such software exists as of the date of this Agreement, the "Current Software") and the operating systems currently used by STAYHEALTHY (as such operating systems exist as of the date of this Agreement, the "Current Operating Systems"). STAYHEALTHY acknowledges that PHT will be engaging a third party provider to perform such integration services. If PHT determines that such integration is not technically feasible or that it can not be accomplished without undue cost or delay, then PHT shall have the right to terminate this Agreement and neither party shall have any further liability to the other.

5. OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS

A. Subject to this Agreement, PHT shall retain sole ownership and all other intellectual property rights in the MotionTrack(TM) Software and related technology, including any modifications, enhancements and updates
("Modification"), and any new version ("New Version") developed by PHT during the term of this Agreement.

B. Except as set forth in paragraph 4(B) above and below, PHT shall not be obligated to make any Modifications during the term of this Agreement, PROVIDED, HOWEVER, that STAYHEALTHY shall have the right to terminate the Agreement upon reasonable notice to PHT if PHT is not able to perform a requested Modification on a basis acceptable to STAYHEALTHY. For any such Modification, PHT and STAYHEALTHY will jointly determine a budget and STAYHEALTHY shall be responsible for payment for the costs of any such Modification.

C. PHT shall not be obligated to develop any New Version of the MotionTrack(TM) Software. For the purposes of this Agreement, a "New Version" is defined as a software program containing significant new functionality. If STAYHEALTHY desires to have PHT develop a New Version, then it shall pay PHT for development of the New Version on a time and materials basis, and shall reimburse PHT for the costs of installation of the New Version as reasonably determined by PHT. If PHT develops a New Version independently of STAYHEALTHY, then it shall offer it to STAYHEALTHY at a price to be determined by negotiation (but on at least as favorable terms as it offers the New Version to any other licensee).

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D. If STAYHEALTHY desires to develop a Modification that will allow the
MotionTrack(TM) Software to be used for application(s) that are outside of the Field of Use (the "STAYHEALTHY Modification"), it shall first obtain the written consent of PHT. If PHT permits the STAYHEALTH Modification, then the parties agree that (i) STAYHEALTHY shall develop the STAYHEALTHY Modification at its sole cost and expense (ii) STAYHEALTHY and PHT shall jointly own all right, title and interest in and to the STAYHEALTHY Modification and (iii) all license fees and other revenues (net of expenses, including development costs) derived from the application(s) that use the STAYHEALTHY Modification shall be shared equally by STAYHEALTHY and PHT. PHT shall retain all ownership rights in and to the MotionTrack(TM) Software; provided, however, that PHT shall permit the MotionTrack(TM) Software to be licensed with the STAYHEALTHY Modification for so long as the application(s) using the STAYHEALTHY Modification are licensed to third parties (regardless of whether this Agreement remains in force and effect).

6. PHT COMPENSATION

In consideration for the License granted hereunder and for the other undertakings by PHT, STAYHEALTHY shall pay PHT as follows:

           1) For each Kiosk equipped with a Core:Tx(R) Unit, a fee (the "Per Unit Fee") equal to a percentage of PHT's actual manufacturing costs based on the number of Units covered by the purchase order as set forth below :

----------------------------------- --------------------------------------------
Number of Units Ordered             Percentage of  Actual Manufacturing Costs
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
Up to 500 units                     130%
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
501 to 1,000 units                  125%

----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
1,001 to 5,000 units                120%
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
5,001 and over                      115%

----------------------------------- --------------------------------------------

  The Per Unit Fee shall be paid one half at the time of submission of a purchase order for Units and one half after completion of installation of the Units and completion of any acceptance testing procedures agreed to by the parties to demonstrate that the Units are working properly or upon terms acceptable to PHT as negotiated with IBM.

           2) 50% of all Gross Revenues related to the use of the Core:Tx(R) Units within the Kiosks. For this purpose, Gross Revenues shall consist of all per use or user fees, rentals, license fees, directed advertising revenues, revenue sharing payments, referral fees, or other revenue, however denominated, directly related to the use of the Core:Tx(R) Units, if any. This revenue sharing provision shall not entitle PHT to share revenues related to per use or user fees, rentals, license fees, directed advertising revenues, revenue sharing payments, referral fees, or other revenue, however denominated, related to the Kiosks, but only those directly related to the Core:Tx(R) Units as described above. STAYHEALTHY shall provide reports of the amounts due to PHT pursuant to subparagraph (2), together with payment of the amount due, on a quarterly basis within thirty (30) days of the end of each calendar quarter during the term of this Agreement.

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STAYHEALTHY will submit a purchase order for Core:Tx(R) Units with at least a ninety (90) day lead time before delivery. PHT shall submit invoices to STAYHEALTHY for amounts due pursuant to subparagraph (1) at the address set forth in the heading of this Agreement.

Payment terms are net thirty (30) days from receipt of the invoice.

PHT shall have the right to audit the books and records of STAYHEALTHY pertaining to the payment set forth in subparagraph (2) above upon reasonable notice to STAYHEALTHY. PHT will pay its own expenses for any such audit. However, if in any audit, PHT determines that material issues exist that result, resulted or will result in an underpayment of more than ten percent (10%) or more of the amount actually due for the audited period, STAYHEALTHY will, within thirty (30) days, reimburse PHT for its out-of-pocket costs incurred in conducting the audit, in addition to paying to PHT the amount due with interest at 10% per annum from when it should have been paid. This subsection is intended as a fair allocation of audit expenses, not as damages or a penalty.

7.     STAYHEALTHY OBLIGATIONS

In connection with this Agreement, STAYHEALTHY will provide the following:

A. a driver interface with the Kiosks and all applications within the Kiosks;

B. software to timely and accurately track usage of the Core:Tx(R) Units within the Kiosks to the extent that the compensation to PHT is based on such usage, and to timely deliver reports of such usage to PHT; and

C. at its sole cost and expense, sales and marketing support for the Kiosks, which shall include identification of MotionTrack(TM) on the Kiosks and in product advertising as approved in advance by PHT. If any advertising or marketing materials makes any claims about MotionTrack(TM) or the Core:Tx(R) Units, such advertising or marketing materials shall be submitted to PHT for approval in advance and said approval shall not be unreasonably withheld or delayed. All advertising or marketing materials shall properly follow appropriate trademark usage guidelines and use the appropriate trademark symbols on MotionTrack(TM) and Core:Tx(R); and where appropriate identify PHT as the owner of the associated marks.

8. LIABILITY

Each party's liability to the other shall be limited to an amount equal to two times the total amount of fees paid under this Agreement.

In addition to any liability or obligation of one party to the other that may exist under any other provision of this Agreement or by statute or otherwise, each party shall be liable to and will hold harmless, indemnify, and defend the other from and against any damages, costs, claims or liabilities which the indemnified party may sustain, as a result of any of the following:

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A. any infringement or misappropriation of any claimed copyright, patent, trade secret, or other proprietary right of or in programs, software, algorithms, designs, plans, drawings, or specifications resulting from the use or adoption of any designs, plans, drawings or specifications;

B. any non-authorized or wrongful disclosure by the indemnifying party or its employees of Confidential Information;

C. any negligent or wrongful act of the indemnifying party, its employees, officers, or subcontractors (whether or not approved pursuant to the terms of this Agreement); and

D. any claim in connection with bodily injury or death to employees of the indemnifying party.

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES NOR FOR ANY AMOUNTS FOR LOSS OF INCOME, PROFIT OR SAVINGS.

9.       WARRANTIES

PHT represents and warrants that the MotionTrack(TM) Software and the Core:Tx(R) Units will, for a period of one year, be free of any defects and conform to the written specifications, if any, provided to STAYHEALTHY. The sole remedy for a breach of this warranty shall be repair or replacement of the defective Unit or Software.

EXCEPT AS SET FORTH HEREINABOVE, PHT MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MOTIONTRACK(TM) SOFTWARE AND CORE:TX(R) UNITS INCLUDING, WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.      CONFIDENTIAL INFORMATION

In the course of performing under this Agreement, the parties may receive from each other or from each other's Affiliates data, information, documents, and other material belonging to, prepared by or for, or concerning their customers, employees, software and related business information. For purposes of this Agreement all such data, information, documents, and other material, including all summaries, extracts, copies, compilations, analyses, interpretations, presentations, and other materials derived therefrom, shall be called the "Confidential Information."

Neither party has any obligation with respect to any Confidential Information which (a) was previously known by such party without obligations of confidentiality; (b) that party independently develops; (c) is or becomes publicly available without a breach of this Agreement by either party; or (d) is disclosed to it by a third person who is not required to maintain its confidentiality. The party claiming any of the above exceptions has the burden of proving its applicability.

The parties' obligations with respect to Confidential Information shall survive for five (5) years after termination of this Agreement.

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11.    FORCE MAJEURE

Neither party hereto will be liable for any failure to perform this Agreement in accordance with its terms if failure arises out of causes beyond the control of the parties. Such causes may include, but are not limited to, acts of God or the public enemy, acts of civil or military authority, fires, floods, strikes, unavailability of energy or communications sources, materials or equipment, riots, war or national priorities resulting from the foregoing.

12.    USE OF STAYHEALTHY/IBM NAME

PHT shall not in the course of performance of this Agreement or thereafter use or permit the use of STAYHEALTHY's or any Affiliate' names(s), nor the name of International Business Machines, (IBM) or its Affiliates, in any advertising or promotional materials prepared by or on behalf of PHT without the prior written consent of STAYHEALTHY or IBM, as the case may be. Notwithstanding the above, STAYHEALTHY agrees that PHT may disclose the existence of this Agreement and identify STAYHEALTHY in a press release provided that STAYHEALTHY approve of the content of the press release, which approval shall not be unreasonably withheld or delayed. STAYHEALTHY also agrees to use its best efforts to have IBM consent to the use of it name in such a press release. PHT may also disclose the existence of this Agreement in its securities filings as required by law.

STAYHEALTHY shall not in the course of performance of this Agreement or thereafter use or permit the use of PHT's name in any advertising or promotional materials prepared by or on behalf of STAYHEALTHY without the prior written consent of PHT, which will not be unreasonably withheld or delayed.

13.    ASSIGNMENT

PHT shall not assign or subcontract all or any part of its rights or obligations hereunder, without the written consent of STAYHEALTHY. STAYHEALTHY shall not assign this Agreement to an unaffiliated entity without PHT's written consent.

14.    BINDING EFFECT

This Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties hereto.

15.    WAIVER

No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

16.    HEADINGS

The headings used herein are for reference only and shall not limit or control any term or provision of this Agreement or the interpretation or construction thereof.

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17. GOVERNING LAW AND FORUM

This Agreement shall be governed by and construed under the laws of the State of California, without reference to its conflict of law principles. Litigation of disputes under this Agreement shall be conducted in the courts in the County of Los Angeles, State of California. The Parties hereto consent to the jurisdiction of any local, state or federal court in which an action is commenced and located in accordance with the terms of this Section.

18.      LEGAL EXPENSES

Should any litigation be commenced between the Parties hereto or their representatives concerning any provision of this Agreement or the rights and duties of any person or entity in relation thereto, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to an award of all actual attorneys' fees and costs incurred in such litigation, without regard to any schedule or rule of court purporting to restrict such an award, including, without limitation, actual attorneys' fees (including the reasonable value of in-house counsel services), together with court costs and litigation expenses reasonably incurred and actually paid.

19.    EXHIBITS

All exhibits referred to, or attached to, this Agreement are integral parts of this Agreement as if fully set forth herein.

20.    ENTIRE AGREEMENT

This Agreement constitutes the entire contract between the parties hereto pertaining to the subject matter hereof and supersedes all prior proposals, agreements, understandings, negotiations, and discussions, whether written or oral, of the parties in connection with the subject matter hereof. No change, amendment, or modification of this Agreement shall be binding unless in writing and executed by the party to be bound thereby.

21.    NOTICES

Notice under this Agreement shall be sent by facsimile, certified mail, return receipt requested, or Federal Express or other nationally recognized overnight carrier to the following addresses or to such other addresses as the parties may from time to time designate, in writing:

                  To STAYHEALTHY:
                                    StayHealthy, Inc.
                                    Elfwood Drive,
                                    Monrovia, CA 91016
                                    Attn: John Collins



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                   With a copy to:
                                    Scott P. Schomer, Esq.
                                    8740 Sepulveda Boulevard, Suite 07
                                    Los Angeles, CA 90045

                  To PHT:
                                    Chief Executive Officer
                                    Performance Health Technologies, Inc.
                                    427 River View Plaza
                                    Trenton, New Jersey 08611

                  With a copy to:
                                    Martin J. Conroy, Esq.
                                    Gallagher, Briody & Butler
                                    155 Village Boulevard
                                    2d Floor
                                    Princeton, New Jersey 08540

22.      COUNTERPARTS

This Agreement may be executed in counterparts, and as so executed, the counterparts shall constitute one and the agreement binding on all Parties.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the year and date first written above.

PERFORMANCE HEALTH TECHNOLOGIES, INC.            STAYHEALTHY, INC.


BY:      /S/ ROBERT D. PRUNETTI                  BY:      /S/ JOHN COLLINS
    ----------------------------------------            ------------------------

TITLE: Chief Executive Officer                   TITLE:  Chief Executive Officer
DATE: February 26, 2007                          DATE:  March 2, 2007


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